UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2023
_______________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
14221 N. Dallas Parkway, Suite 1100,
Dallas, Texas 75254-2957
(Address of Principal Executive Offices, and Zip Code)
(214) 631-4420
Registrant's Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On June 12, 2023, Trinity Rail Leasing 2023 LLC, a Delaware limited liability company (“TRL-2023”), and a limited purpose, wholly-owned, indirect subsidiary of Trinity Industries, Inc. (the “Company”), owned by the Company through the Company’s direct, wholly-owned subsidiary Trinity Industries Leasing Company (“TILC”), entered into a Term Loan Agreement dated as of June 12, 2023 (the “Loan Agreement”) among the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and U.S. Bank Trust Company, National Association, not in its individual capacity, but solely in its capacity as Collateral Agent and Depositary. On the same date, TRL-2023 completed the funding of a $340,000,000 term loan under the Loan Agreement. The proceeds of the loan made pursuant to the Loan Agreement were used solely to fund the acquisition of a portfolio of certain railcars and related operating leases thereon (the “Railcar Portfolio”) and to pay fees and expenses incurred in connection therewith. Amounts outstanding under the Loan Agreement are secured by the Railcar Portfolio.
TRL-2023 purchased the Railcar Portfolio directly from TILC and from TILC’s affiliate, Trinity Rail Leasing Warehouse Trust (“TRLWT”). Net proceeds received from the sale of the Railcar Portfolio will be used to repay approximately $300.1 million of borrowings under TRLWT’s secured warehouse credit facility and for general corporate purposes. TILC has entered into certain agreements relating to the transfer of the Railcar Portfolio to TRL-2023 and the management and servicing of TRL-2023's assets.
Key terms of the Loan Agreement include, without limitation:
•the principal amount is $340,000,000; the Loan Agreement contains an accordion feature providing for the potential funding of an additional $170,000,000 if certain approvals and conditions are met;
•the maturity date is June 12, 2028; and
•an applicable interest rate of, for any day during any interest period, the sum of (i) Daily Simple SOFR for such day, plus (ii) a SOFR Adjustment of 0.10% per annum, plus (iii) an Applicable Facility Margin of 1.80% per annum.
Obligations under the Loan Agreement are solely the obligations of TRL-2023 and may be declared due and payable upon the occurrence of certain customary events of default.
The description of the Loan Agreement set forth above is necessarily limited and is qualified in its entirety by reference to the full terms and conditions of the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(a) - (c) Not applicable.
(d) Exhibits:

NO.	DESCRIPTION
10.1
Term Loan Agreement dated as of June 12, 2023, among Trinity Rail Leasing 2023 LLC; Wells Fargo Bank, National Association, as Administrative Agent for the Lenders; the Lenders; and U.S. Bank Trust Company, National Association, not in its individual capacity, but solely in its capacity as Collateral Agent and Depositary

101.SCH	Inline XBRL Taxonomy Extension Schema Document (filed electronically herewith).
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document (filed electronically herewith).
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document (filed electronically herewith).
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

June 12, 2023	By:	/s/ Eric R. Marchetto
Name: Eric R. Marchetto
Title: Executive Vice President and Chief Financial Officer